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                                                                    EXHIBIT 10.9


                               ORTHALLIANCE, INC.

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") is dated as of the 13th day of May, 1997 (the "Effective Date"), by and between JONATHAN E. WILFONG ("Consultant") and ORTHALLIANCE, INC. ("OrthAlliance"), a Delaware corporation. Because OrthAlliance desires to retain Consultant and because Consultant desires to be retained by OrthAlliance, both parties, in consideration of the mutual and exchanged promises and agreement contained herein, particularly the non-disclosure, non-solicitation and non-competition covenants set forth herein, and of fees paid and services rendered hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

         Section 1. Consulting Services. During the term of this Agreement, Consultant shall render to OrthAlliance financial and general business services and such other consultation as OrthAlliance shall from time to time reasonably request. Consultant, with the prior approval and consent of OrthAlliance, shall assist OrthAlliance to complete the IPO. During the term of this Agreement, Consultant will not engage in any activities in conflict with the best interests of OrthAlliance or of any Affiliate. Affiliate shall mean each corporation or other business entity directly or indirectly controlling, controlled by, or under common control with OrthAlliance.

         Section 2.   Compensation.

         In consideration for the services to be provided by Consultant hereunder, Consultant shall receive the following:

                  (a) Consulting Fee. On the date five (5) business days after the closing of the IPO, OrthAlliance shall pay to Consultant a consulting fee of $50,000 (the "Consulting Fee"). Due to Consultant's status as an independent contractor during the term of this Agreement, OrthAlliance shall not withhold any taxes from the Consulting Fee, unless otherwise required by law. As an independent contractor, Consultant shall not be entitled to any benefits or payments not expressly provided for in this Section.

                  (b) Warrant. As of the date hereof, Consultant shall be granted a warrant to purchase 150,000 shares of Class A common stock of OrthAlliance (the "Warrant") exercisable at the initial public offering price per share; provided, however, that the Warrant shall be exercisable upon and only upon the closing of the IPO. The Warrant shall have a term of five (5) years from the effective date of the S-1.

                  (c) Expenses. In addition to the Consulting Fee, Consultant shall be entitled to reimbursement by OrthAlliance for all actual, reasonable and direct expenses incurred by Consultant in connection with the services to be provided
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hereunder; provided, however, that such expenses are properly characterized as being business expenses that are properly tax deductible for OrthAlliance. Consultant shall provide OrthAlliance with written documentation for such expenses in a form complying with the records required by the Internal Revenue Service and appropriate state authorities for tax deductibility purposes, and reimbursement for each item of approved expenses shall be made within a reasonable time after receipt by OrthAlliance of the written documentation thereof. Any expenditures in excess of $1,000 must be approved in advance by an officer of OrthAlliance.

         Section 3. Term; Termination.

                  (a) Consulting Term. Notwithstanding anything herein to the contrary, the term of this Agreement shall commence as of the Effective Date and shall terminate on September 30, 1997, unless terminated earlier as set forth below:

                  (b)      Termination.

                           (i) OrthAlliance may terminate this Agreement in accordance with the following:

                                    (1) Immediately, upon the death or Permanent
                           Disability (as defined below) of Consultant.
                           "Permanent Disability" shall mean, that by reason of any physical or mental incapacity or other cause, Consultant has been unable, or it is reasonably determined by the board of directors of OrthAlliance that Consultant will be unable, for a period of at least 30 substantially consecutive days to perform Consultant's services hereunder in a reasonably satisfactory manner; or

                                    (2) Upon the delivery by OrthAlliance to
                           Consultant of written notice of termination for cause of Consultant's engagement as a consultant. "Cause" shall mean any conduct by Consultant involving (i) moral turpitude, (ii) conviction of Consultant of any felony, fraud or theft, (iii) any misconduct or gross negligence on the part of Consultant in the performance of any services hereunder, (iv) any act on the part of Consultant of fraud, deceit or misappropriation, (v) any failure or refusal on the part of Consultant to perform his duties under this Agreement or to obey lawful directives from the board of directors of OrthAlliance, (vi) any breach by consultant of any obligation hereunder, (vii) any act on the part of Consultant in violation of the spirit or terms of the nondisclosure or non-competition covenants contained in this Agreement, regardless of whether those covenants are deemed to be legally unenforceable, (viii) any act or omission by Consultant that has injures the reputation of


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                           OrthAlliance or (ix) the failure of Consultant to
                           adhere to any written or established policy of OrthAlliance.

                           (ii) Consultant may terminate this Agreement with or without cause by providing thirty days prior written notice to OrthAlliance of Consultant's resignation.

                  (c)      Effect of Termination.

                           (i)      Upon the termination of this Agreement by
reason of the death or Permanent Disability of Consultant, OrthAlliance shall be obligated to Consultant or Consultant's Personal Representative, as the case may be, for the Consulting Fee only if the S-1 has become effective prior to the date of such termination. Upon the termination of this Agreement for Cause, Consultant shall forfeit any and all right to the Consulting Fee, unless the IPO has closed prior to such termination. For purposes of this Agreement, the term "Personal Representative" shall mean any person acting in a representative capacity as the executor or administrator of Consultant's estate or the duly appointed guardian of the property of Consultant or any attorney-in-fact acting for Consultant pursuant to a valid and binding power of attorney.

                           (ii)     Notwithstanding anything else in this
Agreement to the contrary, the provisions of Sections 4, 5 and 6 hereof shall survive the termination of this Agreement.

         Section 4.   Non-Disclosure of Trade Secrets and Confidential
Information.

                  (a) Trade Secrets Defined. "Trade Secrets" shall mean all secret, proprietary or confidential information regarding OrthAlliance and each Affiliate or OrthAlliance or Affiliate activities, including any and all information not generally known to, or ascertainable by, persons not employed by OrthAlliance or any Affiliate, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to OrthAlliance or any Affiliate. Such information shall include, but not be limited to, customer/orthodontist lists, computer software (including, without limitation, source code, object code and manuals), customer billing information, technical information regarding OrthAlliance or any Affiliate products or services, prices paid by customers, purchase and supply information, current and future development and expansion or contraction plans of OrthAlliance or any Affiliate, sales and marketing techniques, information concerning personnel assignments and operations of OrthAlliance or any Affiliate and matters concerning the financial affairs, future plans and management of OrthAlliance or any Affiliate. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of OrthAlliance or any Affiliate. This definition shall not limit any definition of "trade secrets" under applicable state or federal law.


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                  (b) Non-Disclosure of Trade Secrets. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Consultant shall not directly or indirectly transmit or disclose any Trade Secret of OrthAlliance or any Affiliate to any person, concern or entity, and shall not make use of any such Trade Secret directly or indirectly, for himself or for others, without the prior written consent of OrthAlliance, except (i) to the extant such disclosure is consistent with Consultant's duties hereunder or (ii) for a disclosure that is required by an law or regulation or court order, in which latter case Consultant shall provide OrthAlliance prior written notice of such disclosure and an opportunity to contest such disclosure.

                  (c) Confidential Information Defined. "Confidential Information" shall mean all information regarding OrthAlliance or any Affiliate, OrthAlliance's or any Affiliate's activities, OrthAlliance's or any Affiliate's business or OrthAlliance's or any Affiliate's customers that is not generally known to persons not employed by OrthAlliance but that does not rise to the level of a Trade Secret and that is not generally disclosed by OrthAlliance practice or authority to persons not employed by OrthAlliance. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of OrthAlliance. This definition shall not limit any definition of "Confidential Information" or any equivalent designation under state or federal law.

                  (d) Non-Disclosure of Confidential Information. During the term of this Agreement and for two (2) years thereafter, Consultant shall not directly or indirectly transmit or disclose any Confidential Information to any person, concern or entity, or make any use of any such Confidential Information, directly or indirectly, without the prior written consent of OrthAlliance, except to the extent such disclosure is consistent with Consultant's duties hereunder. Upon termination of this Agreement, Consultant will return all Trade Secrets and all Confidential Information of OrthAlliance and Affiliates, including without limitation, any documents, notes, analyses, compilations or other materials incorporating or based on any Trade Secrets or Confidential Information of OrthAlliance or any Affiliate.

                  (e) Injunctive Relief. Consultant acknowledges that the nondisclosure covenants contained in this Section are a reasonable means of protecting and preserving OrthAlliance's and any Affiliate's interest in the confidentiality of this information. Consultant agrees that any breach of these covenants will result in irreparable damage and injury to OrthAlliance or Affiliates and that OrthAlliance will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond. Consultant also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by OrthAlliance.

                  (f) Enforceability of Covenants. Consultant and OrthAlliance agree that Consultant's obligations under these non-disclosure covenants are separate and distinct from its obligations under other provisions of this Agreement, and a failure or


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alleged failure of OrthAlliance to perform its obligations under any provision of this Agreement shall not constitute a defense to the enforceability of these nondisclosure covenants.

         Section 5. Non-Solicitation. For a period of twelve (12) months after the date hereof, Consultant or affiliates shall not directly or indirectly recruit or attempt to recruit or make an offer of employment to become engaged in a business that competes with OrthAlliance to any person who is then an employee, officer, director or independent contractor of OrthAlliance or any Affiliate or who has terminated such employment or relationship without the consent of OrthAlliance or any Affiliate within 180 days of such recruitment or offer. This non-solicitation provision will also apply to offers of employment as independent consultants.

         Section 6. Non-Competition.

                  (a) During Consultant's engagement by OrthAlliance as a contractor and for a period of two (2) years following the termination of such engagement for any reason whatsoever, the Consultant shall not (except on behalf of or with the prior written consent of OrthAlliance), within the continental United States (the "Area"), either directly or indirectly, on his or her own behalf or in the service or on behalf of others, (i) be engaged in or perform services in any capacity for any Competing Business which involves duties and responsibilities similar to the services provided by Consultant to OrthAlliance,
(ii) take any action of whatever nature which would require, or undertake any engagement that could reasonably be expected to result in, the disclosure or use of proprietary information; or (iii) own, manage, operate, join, contract with, or participate in the ownership, management or control of or be engaged in or be connected in any manner with (whether as principal, partner, shareholder, director, officer, employee, agent, consultant or otherwise) any business which is or may be competitive in any manner with the business engaged in by OrthAlliance; it being understood that the business engaged in by OrthAlliance includes, but is not limited to, consulting services for, and management of the practices of orthodontists. It is the express intention of the parties that the Area, as herein defined, is related to the area where the Consultant performs or performed services on behalf of OrthAlliance under this Agreement as of, or within a reasonable time prior to, the termination of the Consultant's engagement hereunder.

                  (b) "Competing Business" means any business organization of whatever form directly engaged in any business or enterprise which is the same as, or substantially the same as, the business of OrthAlliance.

         Section 7. Miscellaneous.

                  (a) Severability. The covenants got forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render


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invalid, void or unenforceable any other part or provision of this Agreement if any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because of its duration, the territory, the definition of activities of the definition of information covered is invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of OrthAlliance and Consultant in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

                  (b) Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                  (c) Governing Law. This Agreement shall be deemed to be made in and shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of California (without giving effect to the conflict of law principles thereof). No provision of this Agreement or any related documents shall be construed against, or interpreted to the disadvantage of, any party hereto, by any court or any governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

                  (d) Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and this is the complete and exclusive statement of the terms of their agreement, notwithstanding any representations, statements or agreements to the contrary heretofore made, This Agreement supersedes any former agreements governing the same subject matter. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

                  (e) Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    CONSULTANT:

                                    /s/ Jonathan E. Wilfong
                                    -----------------------
                                    Jonathan E. Wilfong


                                    ORTHALLIANCE:

                                    ORTHALLIANCE, INC.

                                    By: /s/ Sam Westover
                                       -----------------------------------------

                                             Name:  Sam Westover
                                                  ------------------------------

                                             Its:   President
                                                 -------------------------------






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                                 SCHEDULE 10.9

         OrthAlliance has succeeded to the rights to agreements substantially identical to Exhibit 10.9 as follows:

         1.       Consulting Agreement dated as of June 10, 1996 with Jonathan
                  E. Wilfong and Newfound Capital Associates. Material details in which this agreement differs from Exhibit 10.9 are as follows:

                           a. Mr. Wilfong receives a consulting fee of $250,000.

                           b. Mr. Wilfong received 225,000 shares of US Orthodontic Care, Inc. ("USOC") common stock (converts pursuant to the merger of USOC and Premier Orthodontic Group, Inc. with and into OrthAlliance (the "Merger") into 111,512 shares of Class A Common Stock and 15,930 shares of Class B Common Stock of OrthAlliance).

                           c. Mr. Wilfong received a warrant to purchase 168,750 shares of common stock of USOC at an exercise price equal to the initial public offering price net of underwriter discounts and commissions (converts pursuant to the Merger into a warrant to purchase the same number of shares of Class A Common Stock of OrthAlliance at the same exercise price.

         2. Consulting Agreement dated as of June 10, 1996 with Robert D. Garces and Premier Management, Inc. of Atlanta, Georgia. Material details in which this agreement differs from Exhibit
                  10.9 are as follows:

                           a.       Mr. Garces receives a consulting fee of
                                    $100,000.

                           b. Mr. Garces received 95,000 shares of USOC common stock (converts pursuant to the Merger into 47,083 shares of Class A Common Stock and 6,726 shares of Class B Common Stock of OrthAlliance.

                           c. Mr. Garces received a warrant to purchase 56,250 shares of common stock of USOC at an exercise price equal to the initial public offering price net of underwriter discounts and commissions (converts pursuant to the Merger into a warrant to purchase the same number of shares of Class A Common Stock of OrthAlliance at the same exercise price.